UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
December 22, 2014 (December 20, 2014)

HOME LOAN SERVICING SOLUTIONS, LTD.
(Exact name of registrant as specified in its charter)

Cayman Islands	1-35431	98-0683664
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Home Loan Servicing Solutions, Ltd.
c/o Intertrust Corporate Services (Cayman) Limited
190 Elgin Avenue
George Town, Grand Cayman KY1-9005
Cayman Islands
Registrant’s telephone number, including area code: (345) 815-9902

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of non-executive Chairman of the Board
On December 20, 2014, William C. Erbey provided notice of his intention to step down as non-executive Chairman of the Board and as a director of Home Loan Servicing Solutions, Ltd. (the “Company”), effective January 16, 2015. There were no disagreements between Mr. Erbey and the Company or any officer or director of the Company which led Mr. Erbey to step down.
Appointment of new non-executive Chairman of the Board
On December 20, 2014, the Board of Directors of the Company appointed Robert J. McGinnis as non-executive Chairman of the Board and Chairman of the Executive Committee effective January 16, 2015. Mr. McGinnis has served as a director of the Company since October 2011.
The press release announcing Mr. Erbey’s departure and Mr. McGinnis’ appointment is attached hereto as Exhibit 99.1.
In addition, the Board of Directors of the Company adopted a resolution reducing the size of the Board of Directors of the Company from six to five directors effective January 16, 2015.

Item 9.01	Financial Statements and Exhibits.

(a)-(c) Not applicable.

(d) Exhibits:

Exhibit No.

99.1	Press Release issued by Home Loan Servicing Solutions, Ltd. dated December 22, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOME LOAN SERVICING SOLUTIONS, LTD.
(Registrant)

Date:	December 22, 2014	By:	/s/ James E. Lauter
James E. Lauter
Senior Vice President and Chief Financial Officer (On behalf of the Registrant and as its principal financial officer)